UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): January 15, 2008
Commission File No. 001-10403
TEPPCO Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	76-0291058 (I.R.S. Employer Identification Number)
1100 Louisiana Street, Suite 1600
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(713) 381-3636
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.
     On January 15, 2008, TEPPCO Partners, L.P. (the “Partnership”) borrowed $240 million under its $1 billion Term Credit Agreement (the “Term Credit Agreement”) with SunTrust Bank, as the Administrative Agent, and the banks and financial institutions party thereto. Approximately $180 million of the borrowings were used to pay in full the outstanding principal and interest due upon the maturity of the 6.45% senior notes of the Partnership’s operating subsidiary, TE Products Pipeline Company, LLC (“TEP”). The remaining $60 million in borrowings were used to temporarily pay down amounts outstanding under the Partnership’s revolving credit facility and for other Partnership purposes. The Partnership anticipates that it will draw an additional $115 million under the Term Credit Agreement during January 2008 to fund a portion of the redemption of the $175 million of TEP’s 7.51% senior notes.
     The terms and conditions of the Term Credit Agreement were previously disclosed in Item 2.03 of the Partnership’s Current Report on Form 8-K filed on December 28, 2007 (the “Prior 8-K”), which is incorporated herein by reference. The Term Credit Agreement was filed as Exhibit 10.1 to the Prior 8-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEPPCO Partners, L.P. (Registrant)
By:	Texas Eastern Products Pipeline Company, LLC
General Partner

Date: January 22, 2008

/s/ PATRICIA A. TOTTEN Patricia A. Totten Vice President and General Counsel